                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 2


                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                       Three Months Ended
                                                             March 31,
                                                    ------------------------
                                                       1994          1993
                                                    -----------   ----------
                                                     (Dollars in thousands,
                                                      except per share data)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                           21,491,654    19,013,011
Average common share equivalents:
  Assumed exercise of options
    outstanding                                         144,021       184,859
                                                    -----------   -----------
Primary average shares outstanding                   21,635,675    19,197,870
                                                    ===========   ===========

Earnings before accounting changes                  $    17,340   $    13,494
Less:  Preferred stock dividends
         Series B                                           (88)          (88)
         Series C                                          (451)         (447)
         Series D                                          (123)         (123)
         Series E                                        (1,554)       (1,266)
                                                    -----------   -----------
Earnings before accounting changes
  applicable to common shares                       $    15,124   $    11,570
                                                    ===========   ===========

Net earnings                                        $    17,340   $    18,495
Less:  Preferred stock dividends                         (2,216)       (1,924)
                                                    -----------   -----------
Net earnings applicable to common shares            $    15,124   $    16,571
                                                    ===========   ===========

Primary Earnings Per Common Share:
  Earnings before accounting changes                       $.70          $.60
  Net earnings                                              .70           .85

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2


                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                       Three Months Ended
                                                             March 31,
                                                    ------------------------
                                                       1994          1993
                                                    -----------   ----------
                                                     (Dollars in thousands,
                                                      except per share data)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                           21,491,654    19,013,011
Assumed conversion of options
  outstanding                                           146,609       237,446
Assumed conversion of preferred
  stock outstanding:
    Series B                                            339,768       339,768
    Series D                                            253,655       253,655
    Series E                                          3,884,902     3,164,676
                                                    -----------   -----------
Fully diluted average shares outstanding             26,116,588    23,008,556
                                                    ===========   ===========

Earnings before accounting changes                  $    17,340   $    13,494
Less:  Series C Preferred Stock dividends                  (451)         (447)
                                                    -----------   -----------
Earnings before accounting changes
  applicable to common shares                       $    16,889   $    13,047
                                                    ===========   ===========

Net earnings                                        $    17,340   $    18,495
Less:  Series C Preferred Stock dividends                  (451)         (447)
                                                    -----------   -----------
Net earnings applicable to common shares            $    16,889   $    18,048
                                                    ===========   ===========

Fully Diluted Earnings Per Common Share:
  Earnings before accounting changes                       $.65          $.57
  Net earnings                                              .65           .78
